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                                                                       CONFORMED


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934
                                ---------------


      Date of Report (Date of earliest event reported):  NOVEMBER 28, 1995


                            NU-WEST INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                        Commission               82-0415557
(State or other jurisdiction of       File Number:           (I.R.S. Employer
 incorporation or organization)          0-17399          Identification Number)



   8400 East Prentice Avenue, Suite 1320, Englewood, Colorado    80111
     (Address of Principal Executive Offices)             (Zip Code)



                                 (303)721-1396
              (Registrant's Telephone Number, Including Area Code)


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ITEM 4.   CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS


Arthur Andersen LLP has been the principal accountants for Nu-West Industries, Inc. (the Company). On November 28, 1995 that firm's appointment as principal accountants was terminated and KPMG Peat Marwick LLP was engaged as principal accounts. The decision to change accounts was approved by the Company's board of directors.

In connection with the audits of the two fiscal years ended June 30, 1995, and the subsequent interim period through November 28, 1995, no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures existed, with Arthur Andersen LLP which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of Nu-West Industries, Inc. and subsidiaries as of and for the years ended June 30, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Arthur Andersen LLP is attached as
Exhibit 16.
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           NU-WEST INDUSTRIES, INC.



Dated:         December 4, 1995            /s/            Helen K. Smith
      -----------------------------------  -------------------------------------
                                           Helen K. Smith
                                           Corporate Controller